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                                                                   EXHIBIT 10(b)


                               LETTER OF AGREEMENT

This agreement is made on April 6, 2001 between TECHNOLOGY VENTURES GROUP, INC. and it's successors, located at 12400 S.W 134th Court, Suite 11, Miami, Florida 33186 and MCIVAN A. JARRETT.

The purpose of the agreement is to define the functions to be performed and payment of certain expenses during the life of the agreement.

Both parties agree that the current financial resources of the company cannot support traditional salaries for services and therefore both parties agree to the acceptance of $1000 per month expense allowance in lieu of salary until such time as both parties agree to change the amount and the payment schedule. Normal benefits provided by the company such as vacation, sick leave and other benefits defined by the companies' personnel policies will be made available to Mr. Jarrett.

This agreement is from month to month commencing on April 1st, 2001 and can be modified at the beginning of any succeeding month.

Mr. McIvan A. Jarrett will assume the title and responsibilities of President and will perform such duties as assigned by the Board of Directors.

Consistent with the company and the board policy of providing Director and Officer (D & O) insurance, Mr. Jarrett will be provided full coverage under the D & O policy.

This agreement can be terminated by either party with 30 days written notice to the addresses provided under the acknowledgement signatures.

Technology Ventures Group, Inc.             Mr. McIvan A. Jarrett
12400 S.W 134th Court, Ste #11              12400 S.W 134th Court, Ste #11
Miami, Florida 33186                        Miami, Florida 33186

Signed: /s/ MCIVAN A. JARRETT               Signed: /s/ MCIVAN A. JARRETT
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Date:  April 6, 2001                                 Date:  April 6, 2001